EXHIBIT 10.1

                               LOAN AMENDMENT TO
                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN



      THIS AGREEMENT by the Pension and Employee Benefits Committee of NL Industries, Inc.("PEBCO"),

      WHEREAS, NL Industries, Inc. ("the Company") has previously adopted the Plan known as "NL Industries, Inc. Retirement Savings Plan NL Industries, Inc." (the "Plan"); and

      WHEREAS, pursuant to Section 11.2 and 13.1 of the Plan, PEBCO has the authority to amend the Plan; and

      NOW, THEREFORE, the parties hereto agree that the Plan is hereby amended, effective as of January 1, 2000, or such other date required by any appropriate governmental agency, as follows:

      I. Article X of the Plan is amended by the addition of a new Section 10.7 to read as follows:

      10.7  Loans to Participants

             (a) Who is eligible.  Effective January 1, 2000 loans are permitted to any (i) Participant or (ii) only to the extent required by law, any former Participant, Beneficiary, or alternate payee under a qualified domestic relations order described in Section 414(p) of the Code, who is a "party in interest," as defined in Section 3(14) of the Act, or a "disqualified person," as defined in Section 4975(e)(2) of the Code, and
      (iii) on whose behalf an Account or subaccount is maintained under the Plan (hereinafter an individual described in clause (i) or (ii) and (iii) shall be referred to as a "Qualified Participant"). For purposes of this Section, a "loan" shall include any renewal or modification to an existing loan hereunder so long as, at the time of any such renewal or modification, the requirements of this Section are met. Any action taken by the Committee shall be taken to establish or suspend or terminate a loan program shall be communicated to Qualified Participants in a time and manner unlikely to discriminate against any group of Qualified Participants.

             (b) How to apply. A Qualified Participant may borrow from his vested Account balance under the Plan, subject to the provisions of this Section and to such additional roles or guidelines as the Committee may adopt hereunder, by following the application procedure established by the Trustee. The Qualified Participant shall receive written documents (i) specifying the terms pursuant to which the requested loan is to be made,
      (ii) designating the extent, if any, that the loan will be made from any one or more of the investment funds established under Article VI in which the Qualified Participant has an interest, (iii) authorizing the repayment of the loan through payroll deductions if the Qualified Participant is an Employee, or authorizing a procedure whereby the Qualified Participant makes


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      repayments if the Qualified Participant is not an Employee, (iv) providing such additional information and documentation as the Committee or Trustee shall require, and (v) including a note and security agreement to be duly executed by the Qualified Participant, pursuant to which the Qualified Participant promises to repay the note and grants a security interest to secure repayment of the loan and the note.

             (c) Loan Procedures. The Committee shall issue rules or guidelines ("Procedures") which shall be uniformly applicable to all Qualified
      Participants similarly situated and such guidelines shall govern the approval or disapproval of loan application requests, as well as establishing terms governing loans, repayments, defaults, and other features of the participant loan program. Such Procedures may complete, interpret, and add to the provision of this Section 10.7, and to the extent permitted by law without causing disqualification of the Plan, may contradict and overrule the provision of this Section 10.7.

             (d) Interest rates and fees. The Procedures shall prescribe the manner for determining the annual rate of interest to be charged on each loan to a Qualified Participant under the Plan. The annual rate of interest shall provide the Plan with an annual rate of return commensurate with the prevailing interest rate charged on similar commercial loans by persons in the business of lending money for loans which would be made under similar circumstances, as determined by the Committee. In addition, the Procedures may provide for assessment of a fee for processing loan application forms, collection and processing late payments, and similar administrative expenses which amounts shall be charged directly to the Account of the affected Qualified Participant. The Committee shall from time to time prescribe such additional Procedures that it deems to be necessary or appropriate and which are consistent with proper lending practices.

             (e) Loan amount limits. Whenever loans are permitted, each Qualified Participant eligible to take a loan under the Procedures shall be entitled to borrow from his Account an amount which is not in excess of the lesser of (i) $50,000, or (ii) one-half (1/2) of the present value of the vested Account balance of the Qualified Participant under the Plan as of the most recent valuation date. No Qualified Participant shall be entitled to a loan from the Trustee if the amount of the loan is less than the minimum ($1000). Any renewal or modification of an existing loan hereunder shall be deemed to be a new loan for purposes of this Section. Any loan shall be secured by up to one-half of such Qualified Participant's vested interest in his Account balance, as measured immediately after the origination of each loan hereunder.

      However, to the extent not inconsistent with the requirements of applicable provisions of the Code and ERISA, the Committee or the Trustee, in their discretion, may reduce the maximum loans allowed to reflect or anticipate any potential fluctuation in the value of plan investments in funds which may be affected by stock market performance. Similarly, if the Committee or the Trustee determines that it is not reasonable or prudent, in the interest of Participants or Beneficiaries, to liquidate the requested amount from any of the Investment Funds, the amount to be paid to each Qualified Participant who designated that a loan be made from such Investment Fund shall be reduced unless the Qualified Participant agrees


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      to that portion of the loan being made from other Investment Funds.

             (f) Number of loans. Except as may otherwise be prescribed by the Committee in the Procedures, no Qualified Participant shall be entitled to originate, renew or modify more than one loan during any single calendar year, and if a Qualified Participant who has an outstanding loan requests an additional loan, the entire outstanding loan shall be repaid before a new loan can be processed.

             (g) Repayment schedule and method. Any loan originated, renewed or modified with respect to a Qualified Participant who is an Employee shall be repaid by payroll deduction pursuant to a substantially level amortization schedule as provided in the Procedures issued by the Committee (with payments not less frequently than quarterly) over the term of the loan, or any loan issued hereunder to a Qualified Participant who is not an Employee shall be repaid by money order or certified check in accordance with a substantially level amortization schedule as provided in the Procedures (with payments not less frequently than quarterly) over the term of the loan. No loan shall have a maturity date in excess of five (5) years. Any loan may be prepaid at any time, without penalty, provided that the full amount of the loan, plus all interest accrued and unpaid thereon, is prepaid at one time.

             (h) Accounting for loans and repayments. Any loan to a Qualified Participant hereunder shall be considered to be an earmarked investment of the Qualified Participant's Account. All costs, charges, fees or expenses in connection with acquisition and disposition of such investment of the Qualified Participant's Account shall be charged directly to such Qualified Participant's Account. The amount necessary to pay the loan to the Qualified Participant shall be taken proportionately from each of the Investment Funds in which the Qualified Participant's Account is invested, unless otherwise agreed in the loan application or otherwise provided in the Procedures. Repayments of principal and interest on a loan shall be made to the Investment Funds in the same proportion as contributions would be made pursuant to the Qualified Participant's then effective investment election for new contributions.

             (i) Authority to approve or disapprove loan requests. The Committee shall have the authority to delegate the power to review and approve or disapprove loans to such agents as the Committee shall deem proper, provided that any such agents shall act only in accordance with the Procedures established by the Committee pursuant to this Section, A loan may be denied or granted in reduced amount if the Committee or its agent determines that the Qualified Participant is not reasonably and prudently able to liquidate the necessary amount from any funds in this Account.

             (j) Recordkeeping. The Trustee shall convert all or any part of the Qualified Participant's Account in the aggregate amount necessary to make payment of the loan from the Trust Fund to the extent designated in the loan application and shall transfer cash to the Qualified Participant in such aggregate amount. The Trustee shall maintain sufficient records to permit an accurate crediting of repayments of the loan.


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             (k) Effect of loans on Participant's  Accounts.  The unpaid balance owed by a Qualified Participant on a loan under the Plan shall not reduce the amount credited to him under the Plan. However, from the time of payment of the proceeds of the loan to the Qualified Participant, his Account balances shall be deemed invested, to the extent of such unpaid loan balance, in such loan until the complete repayment thereof or distribution from such Account. Unless the Procedures provide a different ordering, at the time a loan is made, the amount loaned shall first be deemed an investment of, and allocated to, the following sequence of sub-accounts, and for purposes of this Paragraph where reference is made to Basic and Supplemental Pre-Tax Contributions or Basic and Supplemental After-Tax Contributions, such terms shall mean the lesser of the actual amount of such unwithdrawn or unloaned contributions or the current market value thereof as of the applicable Valuation Date:

                     1. Basic and Supplemental Alter-Tax Contributions made prior to 1987 to the Predecessor Plan;

                     2. post-1986 Basic and Supplemental After-Tax Contributions, and all or part of the increments earned on all Basic and Supplemental After-Tax Contributions made to the Plan and/or the Predecessor Plan;

                     3. that  portion of his  account  balance  attributable  to
            Employer Contributions which are fully vested, including increments earned thereon, made to the Plan and/or the Predecessor Plan. For purposes of determining his vested percentage at the time of such loan, a Participant who has completed at least 1,000 Hours of Service or six Months of Service in a calendar year at the time of the loan shall be deemed to have completed one year of Vesting Service for that calendar year;

                     4. Employer  Contributions made prior to January 1, 1974 to the Predecessor Plan, including increments earned thereon, Rollover Contributions and direct rollovers from another qualified trust as described in subparagraphs 4.10(b) and (c) including increments thereon;

                     5. Basic and Supplemental  Pre-Tax  Contributions,  made to the Plan and/or the Predecessor Plan.

             (l) Effect of loan on withdrawals. Except for the application of a Qualified Participant's Account balance to repayment of a loan in the event of a default, no withdrawal may be made by a Qualified Participant of any amount deemed invested in the outstanding balance of a loan.

             (m) Effect of loan on distributions after termination of service. The amount actually paid in any distribution otherwise payable to a Qualified Participant shall be reduced by the amount owed (including any accrued interest) on all loans of the Qualified Participant at the time of such distribution. The Trustee shall apply the pledged portion (including accrued interest) of the Qualified Participant's Account to be distributed or paid toward the


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      liquidation of the Qualified  Participant's  indebtedness  to the Plan and the Trustee. Such reduction shall constitute a complete discharge of all liability to the Plan and the Trustee for the loan to the extent of such reduction.

             (n) Repayment issues. All loans under the Plan shall be secured by the Qualified Participant's vested Account balance; provided, however, that repayment shall be secured by the Qualified Participant's vested interest in his Account only for such time, and to the extent that, a portion of each loan is allocated to such Account. Unless the Procedures provide a different ordering, any loan repayment amounts shall be credited to the Qualified Participant's sub-accounts in the following order, but only as reflects the extent to which loan proceeds were taken from any of these sub-accounts:

                     1. Basic and Supplemental  Pre-Tax  Contributions,  made to the Plan and/or the Predecessor Plan;

                     2. Employer  Contributions made prior to January 1, 1974 to the Predecessor Plan, including increments earned thereon, Rollover Contributions and direct rollovers from another qualified mist as described in subparagraphs 4.10(b) and (c) including increments thereon;

                     3. that  portion of his  account  balance  attributable  to
            Employer Contributions which are fully vested, including increments earned thereon, made to the Plan and/or the Predecessor Plan;

                     4. post-1986 Basic and Supplemental After-Tax Contributions, and all or part of the increments earned on all Basic and Supplemental After-Tax Contributions made to the Plan and/or the Predecessor Plan;

                     5. Basic and Supplemental After-Tax Contributions made prior to 1987 to the Predecessor Plan.

      If at any time prior to the full repayment of a loan, the Participant should cease to be a Participant by reason of his termination of employment for any reason, or the Plan should terminate, the unpaid balance owed by the Participant on the loan and all accrued but unpaid interest shall be due and payable immediately. The Participant or his Beneficiary may make all repayments due on outstanding loans by certified check or money order within the grace period provided for in the Procedures.

      The Procedures shall provide for methods of adjusting payment dates and amounts in the event of those kinds of approved leave without pay for which special repayment rules are authorized or mandated by law.

            (o) Defaults. In the event of failure to make any payment of principal or interest under a loan when due, the loan shall be in default ("Default") and all the unpaid balance owed by the Qualified Participant and all accrued but unpaid interest shall be due and


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      payable immediately.  Immediately after the expiration of any grace period provided for in the Procedures following a Default, the Plan and the Trustee may apply the vested Account balance of the Qualified Participant to pay the loan, in whole or in part, and take any other action or remedy
      as  allowed  by  law,   provided  that  no   application  of  a  Qualified
      Participant's vested Account balance shall occur prior to the time such vested Account balance is otherwise distributable under the terms of the Plan except as permitted by the Code and the Act. The amount paid under any withdrawal or distribution from the vested Account balance of a Qualified Participant following a Default shall be reduced by the amount of any loan in Default and such amount shall be applied to the unpaid loan balance and any accrued but unpaid interest thereon.

        In the event of a default and after the expiration of any grace period provided for in the Procedures, any amounts of the defaulted part of the loan and to sub-account eligible for withdrawal shall be offset against the loan in order to effect an actual default and immediate distribution. If some or all of the loan is attributed to sub-accounts not eligible for withdrawal, but assets are available in sub-accounts eligible for withdrawal, assets of the subaccounts used for the loan shall be traded for assets of sub-accounts eligible for withdrawal on a dollar for dollar basis to the extent necessary to permit offset and immediate distribution of the loan. To the extent that the loan still cannot be offset and immediately distributed, the default shall result in a deemed distribution, but the loan will remain a debt to the Plan and, to the extent required by law or by the procedures, interest will continue to accrue until the date the loan is repad or the account is distributed,

      II. Section 6.1 of the Plan is amended to provide for a new investment fund by the addition or a new subsection (f) to read as follows:

              (f) The Loan Fund, which shall be maintained for the sole purpose of accounting for the outstanding balance of loans to Participants in accordance with Paragraph 10.7. Provided, however, any loan to a Participant shall not be considered as an investment in the Loan Fund, but instead shall be considered to be an earmarked investment of the Participant's account.

      III.  Article VI of the Plan is further  amended by the  addition of a new
Section 6.10 to read as follows:

                6.11 Loans. Notwithstanding any other provision of this Article VI, contributions of a Participant may, subject to paragraph 10.7, be invested in loans to the Participant.

      IV. Section 7.4 of the Plan is amended and restated to read as follows (the underlined words indicate the changes):

            7.4 Statement of Participant's Account. As soon as practicable after the completion of a Plan Year, an individual statement of account shall be issued to each Participant showing the value of his interest in each Fund, and any loans pursuant to paragraph 10.7.

      V. The first sentence of Section 9.1 (a) of the Plan is amended by the insertion of the words "(other than amounts invested in the Loan Fund)" immediately after the words "all vested


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amounts  then  credited  to his  account";  and by the  insertion  of the  words
"including amounts invested in the Loan Fund" immediately after the words "exceeds $3,500".

      VI. The third to last sentence of 'Section 9. l(a) of the Plan is amended by the insertion of the words "(and the Loan Fund)" immediately after the words "NL Stock Fund and the Dresser - Tremont Fund".

      VII. Section 16.3 of the Plan is amended by the addition of the following sentence at the end thereof:

      The prohibition against assignment or alienation of benefits contained in this Paragraph 16.3 shall not apply to any loan to a Participant made under the Plan if' such loan is secured by the Participant's account in the Plan and is exempt from the tax imposed by Section 4975 of the Code by reason of Section 4975(d)(a) thereof.

      IN WITNESS WHEREOF, on behalf of NL Industries, Inc., the Pension and Employee Benefits Committee has caused this Amendment to be executed this 1st day of December, 1999 to be effective as of January 1, 2000.

                                               PENSION AND EMPLOYEE BENEFITS
                                             COMMITTEE OF NL INDUSTRIES, INC.



                                          By:     /s/ Robert D. Hardy
                                                  ------------------------------

                                          Name:   Robert D. Hardy

                                          Title:  Chairman